Exhibit 99.1

Mativ Announces Two Executive Appointments

Mark W. Johnson named new Chief Legal Officer and Rajeev Kapur appointed Chief Information Officer

ALPHARETTA, Ga. – August 8, 2023 – Mativ Holdings, Inc. (NYSE: MATV), a global leader in specialty materials, today announced two appointments to its executive leadership team. Mark W. Johnson will succeed Ricardo Nuñez as chief legal officer, general counsel and secretary for the ~$3 billion specialty materials company. Johnson will assume the leadership of the company’s legal team on September 1, 2023, from Nuñez, who will be departing the company the same day. Additionally, Rajeev Kapur has been named Mativ’s new chief information officer, effective immediately. Both Kapur and Johnson will report directly to Mativ chief executive officer Julie Schertell.

“We’re excited to welcome Mark Johnson to Mativ as our new chief legal officer,” said Julie Schertell, president and chief executive officer of Mativ. “Mark is a well-known legal expert and leader in Atlanta and the Southeast, and we are confident that his leadership and counsel will help us execute our growth strategy. He joins Mativ at a perfect time as we sharpen our portfolio’s focus on strategic categories and build our global company culture.”

Prior to joining Mativ, Johnson served as executive vice president, chief legal officer, and corporate secretary for Kimball International, Inc., where he oversaw all legal affairs, including securities, ethics and compliance, mergers and acquisitions, litigation, intellectual property protection, and regulatory matters. Johnson also led Kimball International’s ESG activities, which he will lead at Mativ. Since 2022, Mark also served as president of Kimball International’s Hospitality business unit, responsible for full P&L management and results. He had prior leadership roles at Newell Brands and was a commercial litigation associate for McGuire Woods, LLP.

“After serving as our interim CIO for the past three months, I am thrilled to promote Rajeev into his new role as global lead for information technology. Ensuring that we have a holistic IT and digital strategy is critical to completing our integration as ‘one Mativ’ and executing on our growth plans. Rajeev brings new approaches and ideas to the table, collaborates across teams to set up our organization for success, and empowers others to have a voice and make it happen.”

Kapur served as the company’s vice president of digital transformation and business intelligence since joining Mativ in July 2022. A pioneer in leading analytical technologies, including big data, machine learning and artificial intelligence, Kapur has held multiple leadership roles at Kimberly-Clark, Under Armor, Newell Brands, Nike, Inc., and Lucent Technologies.

Schertell concluded, “Mark and Rajeev add to the strength of our team, bringing diversity of experience, solid leadership, a bias for action and a history of strong results. We continue to foster a growth-oriented culture, and having the right management team in place is critical to our long-term success.”

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The company offers a wide range of critical components and engineered solutions to solve our customers’ most complex challenges. With over 7,500 employees worldwide, we manufacture on four continents and generate sales in more than 100 countries. The company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Media Contact for Mativ

Brendan Streich

Vice President, Global Communications and Engagement

media@mativ.com